Exhibit 10.4

STOCK PURCHASE AGREEMENT

Stock Purchase Agreement (the "Agreement") dated May 28, 2021 by and between, DAVID CICALESE (the "Seller"), and GAIL LEVY (the "Purchaser").

WHEREAS, Seller is the owner of 30,020,000 shares of common stock of Ficaar, Inc., a Georgia corporation (the "Company"); and

WHEREAS, Purchaser wishes to buy 29,900,000 of the shares of common stock of the Company (the “Seller Stock”) from Seller and Seller wishes to convey the Seller Stock to Purchaser, all upon the terms and subject to the conditions herein set forth.

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

I.       Purchase and Sale of the Seller Stock.

1.1       Agreement to Purchase and Sell. Subject to the terms and on the conditions hereinafter set forth, Purchaser hereby agrees to purchase the Seller Stock from Seller for the aggregate consideration of Fifty Thousand Dollars ($50,000.00) (the "Purchase Price"), to be paid at the Closing (hereinafter defined).

1.2       Closing of the Purchase. The closing of the purchase and sale of the Seller Stock (the "Closing") shall be deemed to take place at the offices of Purchaser, on May 19, 2021 or at the earliest date of the completion of the events as set forth in the following sentence. At the Closing: (i) Seller will cause Seller Stock to be delivered to Purchaser in certificate form, or as otherwise directed by the Purchaser; and (ii) upon receipt of the Seller Stock, Purchaser shall deliver to Seller the Purchase Price by wire transfer, as follows:

Beneficiary Account Name:	David Cicalese
Beneficiary Account No.:	000000997051958
ABA/Transit No:	021000021
Beneficiary Bank: Swift Code	Chase Bank Chasus33

II.       Representations and Warranties of Seller.

Seller hereby represents and warrants that:

2.1       Due Authorization. Seller has all requisite legal capacity to execute, deliver and perform this Agreement and the transactions hereby contemplated. This Agreement constitutes a valid and binding agreement on the part of Seller and is enforceable against Seller in accordance with its terms.

2.2       No Consents; No Contravention. The execution, delivery and performance by Seller of this Agreement (i) require no authorization, registration, consent, approval or action by or in respect of, or filings with, any governmental body, agency or official or other person (including but not limited to the Securities and Exchange Commission), and (ii) do not contravene, conflict with, result in a breach of or constitute a default under any material provision of applicable law or regulation, or of any material agreement to which Seller is a party or by which he or the Seller Stock is bound, or any judgment, order, decree or other instrument binding upon Seller or the Seller Stock.

2.3       Ownership; No Encumbrance. Seller is the sole legal, record and beneficial owner of the Seller Stock. Seller has good and marketable title to the Seller Stock and the Seller Stock is and at Closing shall be free and clear of all liens, pledges, mortgages, charges, security interests or encumbrances of any kind or nature (other than Federal and State securities laws). There are no outstanding options, warrants, or rights to purchase the Seller Stock other than through this Agreement. This representation shall survive the Closing.

2.4       Affiliate Status. Seller represents that Seller is an officer, director, and an “affiliate” of Company (as such term is defined in Rule 144 as promulgated pursuant to the Securities Act of 1933, as amended).

2.5       Litigation. There are no investigations, actions, suits or proceedings, administrative or otherwise, threatened or pending against the Seller or Company to the knowledge of Seller that affects Seller’s rights to the Seller Stock or the sale of the Seller Stock itself.

2.6   Insolvency.

(a)                Seller. Seller is not insolvent, is not in receivership, nor is any application for receivership pending; no proceedings are pending by or against it in bankruptcy or reorganization in any state or federal court; nor has it committed any act of bankruptcy.

(b)                Company. Company is not insolvent, is not in receivership, nor is any application for receivership pending; no proceedings are pending by or against it in bankruptcy or reorganization in any state or federal court; nor has it committed any act of bankruptcy.

2.7        Broker Fee. Seller and Purchaser hereby represent and warrant that there has been no act or omission by Seller or the Purchaser which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder’s fee or other like payment in connection with the transaction contemplated hereby.

2.8       SEC Documents; Financial Statements. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (“SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, at the Closing, the Company has no liabilities, contingent or otherwise, other than: (i) liabilities incurred in the ordinary course of business subsequent to the dates of such financial statements, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

2.9       Absence of Certain Changes. Since March 31, 2021, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of the Company or any of its subsidiaries.

III.       Representations and Warranties of Purchaser

Purchaser hereby represents and warrants that:

3.1       Due Authorization. Purchaser has all requisite legal capacity to execute, deliver and perform this Agreement and the transactions hereby contemplated. This Agreement constitutes a valid and binding agreement on the part of Purchaser and is enforceable against Purchaser in accordance with its terms.

3.2       No Consents; No Contravention. The execution, delivery and performance by Purchaser of this Agreement (i) require no authorization, consent, approval or action by or in respect of, or filings with, any governmental body, agency or official or other person and (ii) do not contravene, conflict with, result in a breach of or constitute a default under any material provision of applicable law or regulation, or of any material agreement to which Purchaser is a party or by which he is bound, or any judgment, order, decree or other instrument binding upon Seller.

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3.3       Purchase for Investment. Purchaser is acquiring the Seller Stock for investment for Purchaser’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Purchaser further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Seller Stock.

3.4       Not Registered. Purchaser understands that the offer and sale of the Seller Stock has not been registered under the 1933 Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that FCAA’s reliance on such exemption is predicated on Purchaser’s representations set forth herein.

3.5       Accredited Investor. Purchaser represents that he is an “accredited investor” as that term is defined in Regulation D promulgated under the 1933 Act.

3.6       Investment Experience. Purchaser acknowledges that he can bear the economic risk of his investment, and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Seller Stock and the Company.

3.7       Information. Purchaser has carefully reviewed such information as Purchaser deemed necessary to evaluate an investment in the Seller Stock and Preferred Stock. To the full satisfaction of Purchaser, Purchaser has been furnished all materials that Purchaser requested relating to FCAA and the issuance of the Seller Stock hereunder including the SEC Documents.

3.8       Restricted Securities. Purchaser understands that the Seller Stock may not be sold, transferred, or otherwise disposed of without registration under the 1933 Act or an exemption there from, and that in the absence of an effective registration statement covering the Seller Stock or any available exemption from registration under the Securities Act, the Seller Stock must be held indefinitely. Purchaser is aware that the Seller Stock may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. At the closing, Purchaser understands that it will be an “affiliate” of the Company.

IV.       Seller’s Conditions to Closing.

4.1       Accuracy of Representations. Each of the representations and warranties of Purchaser contained in Article III shall be true, complete and correct in all respects.

4.2       No Action to Restrain. No statute, rule, regulation, judgment, injunction, order or decree shall have been enacted, entered, promulgated, enforced or deemed applicable by any court of competent jurisdiction, arbitrator, government or governmental authority or agency, which statute, rule, regulation, judgment, injunction, order or decree shall be in effect and restrain, enjoin, prohibit or otherwise make illegal the consummation of the sale and purchase of the Seller Stock contemplated by this Agreement.

V.       Purchaser’s Conditions to Closing.

5.1       Accuracy of Representations. Each of the representations and warranties of Seller contained in Article II shall be true, complete and correct in all respects.

5.2       No Action to Restrain. No statute, rule, regulation, judgment, injunction, order or decree shall have been enacted, promulgated, enforced or deemed applicable by any court of competent jurisdiction, arbitrator, government or governmental authority or agency, which statute, rule, regulation, judgment, injunction, order or decree shall be in effect and restrain, enjoin, prohibit or otherwise make illegal the consummation of the sale and purchase of the Seller Stock contemplated by this Agreement.

VI.       Miscellaneous.

6.1       Additional Covenants.

(a)    Prompt resignation of officers and directors: Upon Closing, the Seller shall cause all of the current officers and directors of the Company to resign and Purchaser shall cause her and/or her designees to be elected or appointed as officer and member of the Board of Directors of the Company.

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(b)    Merger/Recapitalization. Within thirty (30) days of the Closing, the Company shall combine by way of a merger, merger of subsidiary, share exchange or other recapitalization with HyEdge, Inc. (“hFactor”) which includes the operations and product line know as hFactor, a water infused with hydrogen product.

(c)     Transfer Agent. During the period beginning on the Closing and ending on the date which is fourteen (14) months from the Closing (the “Covenant Period”), Purchaser agrees that Olde Monmouth Stock Transfer Co., Inc. shall act as the Company’s sole transfer agency with respect to the common stock of the Company. Notwithstanding anything to the contrary in the Agreement, Purchaser may change transfer agents during the Covenant Period with the express written consent of Seller, which consent may not be unreasonably withheld.

(d)    Reporting Status. The Company’s common stock is registered under Section 12(g) of the 1934 Act. During the Covenant Period, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company further agrees to file all reports required to be filed by the Company with the SEC in a timely manner. Following the Closing, the Company shall issue a press release and timely file a Form 8-K describing the transactions contemplated by this agreement as well as details required by SEC rules and regulations; and file the audit of Green Acres on Form 8-K with the SEC timely.

(e)    Listing. During the Covenant Period, FCAA shall maintain the listing and trading of its Seller Stock on the OTCMarkets or any equivalent replacement exchange (or electronic quotation system) and will comply in all respects with FCAA’s reporting, filing and other obligations.

(f)      Corporate Existence. During the Covenant Period, FCAA shall maintain its corporate existence and shall not render itself a “shell company” as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended. In addition, during the Covenant Period, FCAA shall not undertake a reverse or forward stock split or other recapitalization without the express written consent of Seller.

(g)    Restriction. Purchaser hereby agrees that, during the Covenant Period, she will not transfer, assign, sell, hypothecate, pledge or otherwise transfer the Seller Stock without the prior written consent of Seller which may be withheld for any reason or no reason. Notwithstanding anything to the contrary in this Section 6.1(g), the restrictions on Purchaser’s ability to sell the Shares or assets of FCAA shall not apply to any transaction with a value greater than or equal to thirty-five million ($35,000,000.00) dollars. Limitations on transfer shall not apply to the following transactions: (i) a transfer by Purchaser to a revocable grantor trust of which Purchaser is trustee and beneficiary; (ii) a transfer by Purchaser to another entity solely owned and controlled by Purchaser such as an LLC; and (iii) a transfer of 25,000 shares by Purchaser to satisfy the debt obligation incurred to secure funding for this Agreement.

6.2       Indemnification. Seller shall indemnify, defend and hold harmless Purchaser from and against any loss, liability, claim or damage (including incidental and consequential damages), expenses (including costs of investigation and defense and reasonable attorney's fees), whether or not involving a third-party claim, arising out of or in connection with the purchase of the Seller Stock up to $100,000. Notwithstanding anything to the contrary in this Agreement, monetary limits on indemnification shall not apply to any loss, liability, claim or damage (including incidental and consequential damages), expenses (including costs of investigation and defense and reasonable attorney's fees), whether or not involving a third-party claim, arising out of or in connection with issues related to Seller’s ownership of or claim of title to the Shares.

6.3       Binding Effect; Assignment. Except as provided to the contrary hereinabove, this Agreement shall apply to and shall be binding upon the parties hereto, their respective successors and assigns and all persons claiming by, through or under any of the aforesaid persons.

6.4       Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

6.5       Amendment. This Agreement may not be amended or modified, except by a written instrument signed by the parties hereto.

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6.6       Applicable Law. This agreement and all transactions contemplated in this Agreement shall be governed by, construed and enforced in accordance with the laws of New York. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in New York County, State of New York. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party’s reasonable attorney’s fees, court costs and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

6.7       Severability. In the event that any one or more of the provisions contained in this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained in this Agreement shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

6.8       Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given when received.

6.9       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, Seller and Purchaser have executed this Agreement as of the date hereof.

SELLER:

_________________________

David Cicalese

Soc. Sec. #:

PURCHASER:

__________________________

Gail Levy

Soc. Sec. #:

I hereby verify that Ficaar, Inc. is cognizant of the transaction as set forth in this agreement, and GAIL LEVY, upon the closing of the transactions contemplated thereby, will be the owner of 29,000,000 shares of fully-paid, non-assessable, common stock of Ficaar, Inc. I further confirm the representations made herein by Seller in Article II hereof.

Ficaar, Inc.

By__________________________

Name:	Dawn Cames
Title:	President
Date:	May ___, 2021

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